UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2010
______________________

Carolina Bank Holdings, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	000-31877	56-2215437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 North Spring Street, Greensboro, NC	27401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (336) 288-1898

______________________________n/a_______________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 20, 2010, Carolina Bank Holdings, Inc. (the “Registrant”) held its Annual Meeting of Shareholders (the “Annual Meeting”).  There were three proposals submitted to shareholders at the Annual Meeting.  In the case of Proposal 1, all of management’s director nominees were approved and elected to serve on the Registrant’s Board of Directors.  All other proposals were also approved by the shareholders entitled to vote at the Annual Meeting.    The proposals below are described in greater detail in the Registrant’s definitive proxy statement for the Annual Meeting filed on March 19, 2010, with the Securities and Exchange Commission.

The voting results were as follows:

Proposal 1 : Proposal to elect four members of the Board of Directors for terms of three years, one member of the Board of Directors for a term of two years, and one member of the Board of Directors for a term of one year.

Directors Elected	Votes For	Votes Withheld	Broker Non-Votes

One-Year Term
Kim Anne Thompson	1,445,411	82,271	1,209,997

Two-Year Term
Betty J. Pearce	1,399,246	128,436	1,209,997

Three-Year Terms
Susan Alt	1,472,479	55,203	1,209,997
Robert T. Braswell	1,498,040	29,642	1,209,997
Gary N. Brown	1,302,201	225,481	1,209,997
James E. Hooper	1,302,201	225,481	1,209,997

Proposal 2: Proposal to ratify a non-binding shareholder resolution regarding the Registrant’s executive compensation policies and practices.

For	Against	Abstain	Broker Non-Votes

2,370,248	334,926	32,505	--

Proposal 3: Proposal to ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as the Registrant’s independent registered public accounting firm for 2010.

For	Against	Abstain	Broker Non-Votes

2,656,527	63,837	17,314	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA BANK HOLDINGS, INC.

By: /s/ Robert T. Braswell
       Robert T. Braswell
       President and Chief Executive Officer

Dated: April 26, 2010